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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Investment Technology Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investment Technology Group, Inc.
380 Madison Avenue,
New York, New York 10017

Notice of Annual Meeting of Stockholders
To Be Held May 10, 2005

To the Stockholders of Investment Technology Group, Inc.:

        NOTICE IS HEREBY GIVEN that Investment Technology Group, Inc., a Delaware corporation ("ITG" or "the company"), will hold its annual meeting of stockholders at ITG's principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017, on Tuesday, May 10, 2005 at 1:00 p.m. (local time), and any adjournments or postponements thereof, for the following purposes:

  (1)
  To elect seven directors to our board of directors to serve until the next annual meeting or until successors have been duly elected and qualified.

  (2)
  To ratify the appointment of KPMG LLP as our independent auditors for the 2005 fiscal year.

  (3)
  To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

        Our board of directors has fixed the close of business on March 11, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only holders of record of ITG common stock at the close of business on March 11, 2005 are entitled to notice of, and to vote at, the annual meeting. A complete list of stockholders entitled to vote will be available during normal business hours at our principal executive offices located at 380 Madison Avenue, 4th Floor, New York, New York 10017 for a period of ten days prior to the annual meeting for examination by any ITG stockholder for purposes germane to the annual meeting.

        Our board of directors unanimously recommends that you vote FOR the proposed slate of directors and FOR the ratification of the appointment of KPMG LLP as our independent auditors.

        You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please sign and mail promptly the enclosed proxy that is being solicited on behalf of our board of directors. A return envelope that requires no postage if mailed in the United States is enclosed for that purpose. Alternatively, you may vote via telephone or via the Internet as directed on the enclosed proxy card. The proxies of stockholders who attend the meeting in person may be withdrawn and such stockholders may vote personally at the meeting.

By Order of the Board of Directors, P. Mats Goebels Secretary

New York, New York
March 15, 2005

THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

        We will hold the annual meeting at 1:00 p.m. (local time), on Tuesday, May 10, 2005, at our principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017.

Matters to Be Considered at the Annual Meeting

        We will hold the annual meeting for the following purposes:

  (1)
  To elect seven directors to serve until the next annual meeting and until their successors have been duly elected and qualified.

  (2)
  To ratify the appointment of KPMG LLP as our independent auditors for the 2005 fiscal year.

  (3)
  To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

Voting at the Annual Meeting; Record Date; Quorum

        On March 11, 2005, the record date for the annual meeting, there were 42,024,530 shares of our common stock outstanding and entitled to vote at the annual meeting. Please note the following:

  •
  Each stockholder of record on March 11, 2005 is entitled to cast one vote per share.

  •
  This vote may be cast at the annual meeting either in person or by properly completed proxy.

  •
  The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

  •
  The election of directors will be determined by a plurality of the votes cast. A properly completed proxy indicating "FOR ALL NOMINEES EXCEPT ANY LISTED ABOVE" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  •
  For the ratification of the appointment of KPMG LLP as the independent auditors for the 2005 fiscal year, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote will be required for approval. A representative of KPMG LLP is expected to be in attendance at the annual meeting with the opportunity to make a statement and respond to questions.

Proxies

        We are furnishing you this proxy statement in connection with the solicitations of proxies by and on behalf of our board of directors for use at the annual meeting. Proxies in the form enclosed, or as directed via the telephone or via the Internet, which are properly completed and received and not subsequently revoked, will be voted at the annual meeting. These proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. In the case of written proxies, if no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the proposals.

        If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

        The grant of a proxy does not preclude you from attending the annual meeting and voting in person. You may revoke a proxy at any time before it is voted. Proxies may be revoked by:

  1.
  delivering a written notice of revocation bearing a later date than the proxy before the vote is taken at the annual meeting;

  2.
  duly executing a later dated proxy relating to the same shares of common stock and delivering it as indicated below before the vote is taken at the annual meeting; or

  3.
  attending the annual meeting and voting in person.

        In the case of proxies related to shares held under our Employee Stock Ownership Plan, such revocation or later dated proxy must be received no later than May 6, 2005. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

        Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be delivered to Equiserve Trust Company, N.A., P.O. Box 8078, Edison, New Jersey, 08818-9350, or Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Secretary, before the vote is taken at the annual meeting.

        We will bear all expenses of our solicitation of proxies for the annual meeting. In addition to solicitation by use of the mails, our directors, officers and employees may solicit proxies from stockholders. Solicitation may take place in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of our common stock held of record by such brokerage houses, custodians, nominees and fiduciaries. We will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in doing so. We have retained The Altman Group to assist in soliciting proxies for a fee of approximately $4,000 plus reasonable expenses.

Treatment of Broker Non-Votes and Abstentions at the Annual Meeting

        All shares of our common stock represented by properly completed proxies received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. In the case of written proxies, if no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of each of the matters set forth on the proxy card. It is not expected that any matter other than those referred to herein will be brought before the stockholders at the annual meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the proxy.

        An automated system administered by our transfer agent will tabulate votes cast by proxy at the annual meeting, and our transfer agent will tabulate votes cast in person at the annual meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to any proposal in the absence of specific instructions from such customers. Broker non-votes and abstentions, tabulated separately, will be included in the determination of the number of shares present at the annual meeting and whether a quorum is present. Broker non-votes and abstentions will not be counted in determining whether a nominee is elected, whether our appointment of independent auditors is ratified or any other management proposal is approved. In accordance with New York Stock Exchange ("NYSE") rules, with respect to determining whether any shareholder proposal has been approved, abstentions and broker non-votes will count as votes against such proposal.

Annual Report to Shareholders, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

        A copy of our 2004 Annual Report to Shareholders is enclosed along with our Form 10-K. You may also obtain a copy of our Annual Report and Form 10-K without charge by writing to: Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York, 10017, attn: Investor Relations. Our 2004 Annual Report to Shareholders and Form 10-K are also available through our website at http://www.itginc.com/investor.

        Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which govern our directors, officers and employees, and the charters for each of our audit committee, compensation committee and nominating and corporate governance committee are available on our website at http://www.itginc.com/investor/governance.

ELECTION OF DIRECTORS AND COMPENSATION MATTERS

        The number of directors to be elected at the annual meeting has been fixed at seven by the nominating and corporate governance committee of our board of directors. Such directors will be elected to serve until the next annual meeting of stockholders or until successors shall have been duly elected and qualified. Mark Wolfson, the former chairman of the compensation committee of our board of directors, retired from our board of directors on March 2, 2005.

        Each nominee listed below has been nominated for election by the nominating and corporate governance committee of our board of directors and has consented to serve as a director if elected. In the event that any nominee shall be unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the board of directors or the board of directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the board of directors.

        The board of directors has determined that Mssrs. Burdett, Jacobs, Jones, King, Steck, and Ms. O'Hara are "independent" within the meaning of the NYSE listing standards. Our board of directors' policies for determining director independence are available on our website at http://www.itginc.com/investor/governance.

Nominees to Board of Directors

        The following information is submitted concerning the nominees for election as directors.

Name	Age	Position
Raymond L. Killian, Jr.	67	Chairman, President and Chief Executive Officer
J. William Burdett	65	Director
William I Jacobs	63	Director
Timothy L. Jones	49	Director
Robert L. King	54	Director
Maureen O'Hara	51	Lead Director
Brian J. Steck	58	Director

        Raymond L. Killian, Jr. has been the Chairman of our board of directors since January 1997 and a director since March 1994. Mr. Killian has been our President and Chief Executive Officer since September 2004 and previously served as President and Chief Executive Officer from March 1994 through January 1997, and again from September 1998 through June 2002. He directed the activities of our company beginning in 1987. Mr. Killian is currently a director of Global Payments, Inc. Mr. Killian was a director of Jefferies Group, Inc. from January 1997 to January 1999, an Executive Vice President of Jefferies Group, Inc. from 1985 to 1995, a director and an Executive Vice President of Jefferies & Company, Inc. from 1985 to 1991. Mr. Killian served as National Sales Manager of Jefferies & Company, Inc. from 1985 to 1990.

        J. William Burdett has been a director since July 2001. Mr. Burdett has served as a director of Carpenter Pacific Resources Limited since 2004. From 1988 until March 2001, Mr. Burdett was Chairman and Chief Executive Officer of the Burdett Buckeridge Young Group ("BBY"), which is comprised of the two Australian broker/dealer companies; BBY and Australian Clearing Services. From 1970 until 1987, Mr. Burdett was a partner and director of A.C. Goode & Co., one of the largest stock- brokering/investment banking companies in Australia. Mr. Burdett was a non-executive director of BBY and ITG Australia Ltd., a subsidiary of ITG from November 2000 through November 2002.

        William I Jacobs has been a director since June 1994. Mr. Jacobs is a private investor and is currently a director of Global Payments, Inc., Alpharma Inc. and Asset Acceptance Capital Corp. From May 2000 to October 2002, Mr. Jacobs was Managing Director and Chief Financial Officer of The NewPower Company. Mr. Jacobs was Senior Executive Vice President-Strategic Ventures of MasterCard International, Inc. from 1999 to May 2000, and was Executive Vice President-Global Resources of MasterCard International, Inc. from 1995 to 1999. From 1993 to 1994, Mr. Jacobs served as a financial consultant to several firms and universities. Mr. Jacobs was founder, Executive Vice President, Chief Operating Officer and a director of Financial Security Assurance, a monoline bond insurer, from 1985 to 1993 and, prior to 1985, Mr. Jacobs was the President and Managing General Partner of S&B Insurance Services Company.

        Timothy L. Jones has been a director since March 2005. From December 2002 to January 2005, Mr. Jones was the Chief Executive Officer of Simpay Limited, a new mobile payments initiative, and is now an advisor to the firm. He has also been a non-executive director of Capital One Bank (Europe) PLC since May 2003. Mr. Jones co-founded Purseus, a company developing a new architecture for correspondent banking, and was Chief Executive Officer of Purseus from April 2000 to November 2002. Prior to that, for 17 years Mr. Jones was at National Westminster Bank PLC where he held various positions in the Operations, Information Technology Strategy and Policy, Mondex, Electronic Markets and Retail Banking Services divisions, eventually becoming a Managing Director in 1996 and Chief Executive of the retail banking division in 1999.

        Robert L. King has been a director since June 1994. From October 2001 through May 2004 Mr. King was the Chairman and Chief Executive Officer of Requisite Technology, Inc., which helps companies to create, organize and manage product and service information for efficient web-based finding, buying and selling. Mr. King is currently a Director of Clarity Imaging Technologies, Inc. Mr. King was the President and Chief Executive Officer of Corporate Express, Inc., a distributor of office and computer supplies, from 1998 to 2001. Mr. King has also been a director of Corporate Express, Inc. and served as the President and Chief Operating Officer of Corporate Express, Inc. from 1993 until 1998. Prior to 1993, Mr. King was employed by FoxMeyer Corporation, a distributor of health and pharmaceutical products, where he was Chief Executive Officer from 1989 to 1993, President from 1988 to 1993 and Chief Operating Officer from 1988 to 1989.

        Maureen O'Hara has been a director since January 2003 and lead director since January 2005. She is the Robert W. Purcell Professor of Finance at the Johnson Graduate School of Management, Cornell University. She holds degrees from the University of Illinois (B.S. Economics) and Northwestern University (M.S. Economics and Ph.D. Finance). Ms. O'Hara joined the faculty at Cornell in 1979. She has had visiting appointments at UCLA, the London Business School, the University of New South Wales, Cambridge University, and Hong Kong University of Science and Technology. Ms. O'Hara's

research focuses on issues in market microstructure, and she is the author of numerous journal articles as well as the book Market Microstructure Theory (Blackwell: 1995). In addition, Ms. O'Hara publishes widely on a broad range of topics in finance, including banking, law and finance, and experimental economics. She has served as President of the Western Finance Association and recently served as President of the American Finance Association.

        Brian J. Steck has been a director since September 2004. Mr. Steck is currently President and Director of St. Andrews Financial Corp., a private financial and investment company. Mr. Steck also serves as Chairman of the Board of Purolator Courier, a director of EXCO Technologies Limited, Chairman of the investment committee of the Canada Post Employee Pension Fund and is on the advisory board of Teletech North America, one of the world's largest customer service organizations. Mr. Steck was Chairman and CEO of Nesbitt Thomson & Company Limited and its subsidiaries from 1990 until his retirement in 1999. He was also Vice-Chairman of the Bank of Montreal, responsible for wealth management and investment banking from 1992 to 1999. Mr. Steck is past Chairman of the Investment Dealers Association of Canada, the Canadian Securities Institute, the Canadian District of the Securities Industry Association of America and past Governor of the Toronto Stock Exchange.

Executive Officers

        The executive officers of our company are appointed by, and serve at the discretion of, our board of directors. Other than Mr. Killian, for whom information is provided above, the following sets forth information as to the other executive officers of our company.

Name	Age	Position
Angelo Bulone	39	Senior Vice President and Controller
Ian Domowitz	53	Managing Director
P. Mats Goebels	38	Managing Director, General Counsel and Secretary
Christopher J. Heckman	44	Managing Director
Kenneth C. Hight	56	Managing Director
Anthony J. Huck	41	Managing Director
David L. Meitz	41	Managing Director
Howard C. Naphtali	51	Managing Director and Chief Financial Officer

        Angelo Bulone is Senior Vice President and Controller. Mr. Bulone joined our company in April 1997 and, as our principal accounting officer, is responsible for all accounting operations, including tax and financial management information systems, as well as financial and regulatory reporting. From 1993 to 1997, Mr. Bulone held the position of Vice President and Controller at I/B/E/S International, Inc.

        Ian Domowitz is a Managing Director responsible for analytical and research products. He joined ITG in April 2001. Mr. Domowitz was the Mary Jean and Frank P. Smeal Professor of Finance at Pennsylvania State University from June 1998 to April 2001, and a Professor at Northwestern University from September 1982 to May 1998.

        P. Mats Goebels is Managing Director, General Counsel and Secretary. He joined our company in 1998 and is responsible for all legal and regulatory matters. Mr. Goebels was a corporate attorney at the New York offices of Sullivan & Cromwell from 1995 to 1998, and of Weil, Gotshal & Manges from 1991 to 1995. Mr. Goebels is a managing member of Sunrise Associates LLC.

        Christopher J. Heckman is a Managing Director who, along with Mr. Huck, is co-head of our sales and trading group. He joined our company in January 1991 as a sales trader and became manager of institutional sales and trading in January 1997.

        Kenneth C. Hight is a Managing Director and the President and Chief Executive Officer of ITG Canada. Mr. Hight joined ITG in March 2000 and was responsible for the establishment of ITG Canada. From 1993 to 2000, Mr. Hight was at TD Securities Inc. as Deputy Chair responsible for Global Institutional Equities and he was a member of the Executive Committee, Underwriting Committee, and Risk Management Committee. Prior to 1993, Mr. Hight held a number of senior positions with TD Bank Financial Group in Australia, Canada, and the U.S.

        Anthony J. Huck is a Managing Director who, along with Mr. Heckman, is co-head of our sales and trading group. He joined ITG in 1994 as a Vice President responsible for Portfolio Trading. From 1990 to 1994, Mr. Huck managed domestic and international customer program trading in the Equity Derivatives Group at Nomura Securities International.

        David L. Meitz is a Managing Director responsible for Software Development, Technology and Trading Support Services and Information Security/Business Continuity. He joined our company in July 2002 from Reuters America, Inc. where he held the position of Executive Vice President since 1995. Mr. Meitz previously held technology and customer service management positions at Citibank, N.A. and Quotron Systems, Inc.

        Howard C. Naphtali is Managing Director and Chief Financial Officer. He joined our company in April 1997 and was appointed as Managing Director and Chief Financial Officer in 2000. From 1988 to 1997, Mr. Naphtali worked for Reuters America Inc. where he served as Senior Vice President and Chief Financial Officer as well as Senior Vice President and Chief Operating Officer of Quotron Systems, Inc., a wholly owned subsidiary of Reuters.

Certain Significant Employees

        The following sets forth information as to certain employees who make and are expected to continue to make significant contributions to our business.

        Alasdair Haynes has been the Chief Executive Officer of ITG Europe since its inception in early 1998. He joined the company following a 20-year career in investment banking working in London, Paris and Singapore. Mr. Haynes began his career at Morgan Grenfell and subsequently held senior positions with Bankers Trust and UBS. From 1996 to 1998 he moved to HSBC where he was Director and Head of Global Equity Derivatives.

        Greg Robinson has been the Chief Executive Officer of ITG Australia since its establishment in 1997. Mr. Robinson has also been Chief Executive Officer of ITG Hong Kong since its establishment in 2001. Prior to joining ITG, Mr. Robinson was an Executive Director and founding shareholder of BBY, an institutional stockbroker established in 1988. In his last role at BBY he was responsible for the quantitative research group that operated POSIT under a license from ITG in the Australian market from 1995 to 1997. From 1986 to 1988 Mr. Robinson held positions at A.C. Goode & Co. Prior to that, Mr. Robinson was a Research Fellow at the University of Melbourne.

Director Compensation

        Each of our non-employee directors, other than our lead director, receives an annual retainer of $50,000, payable in quarterly installments. Our lead director receives an annual retainer of $75,000, payable in quarterly installments. Under our Directors Retainer Fee Subplan, adopted in 2002, the annual retainer fee is payable, at the election of each director, either in (i) cash, (ii) ITG common stock with a value equal to the retainer fee on the grant date, or (iii) under a deferred compensation plan which provides deferred share units with a value equal to the retainer fee on the grant date which convert to freely sellable shares when the director retires from our board of directors. Directors who are our employees are not compensated for serving as directors.

        Each non-employee director also receives fees of $1,000 for attendance at each regular meeting of the board of directors and $2,000 for any special board meetings. The chairman of each committee of the board of directors receives an additional annual retainer of $3,000, and all committee members receive $750 for attendance at each meeting of a committee of the board of directors. Directors of ITG are also reimbursed for out-of-pocket expenses.

        Under our Non-Employee Directors' Stock Option Plan adopted in 1995, we grant an option to purchase 24,564 shares to each person who first becomes a non-employee director at the time of initial election or appointment, and an option to purchase 6,141 shares to each non-employee director on the 45th day after each annual stockholders meeting. These options are granted with an exercise price per share equal to 100% of the fair market value of a share on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65, and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Options vest and become exercisable in equal installments on the first, second and third anniversaries of the date of grant. Only directors who are not our employees are eligible to participate in this plan.

        Each director may participate in our Charitable Gifts Matching Program pursuant to which we match 100% of the charitable contributions made by such directors up to a maximum dollar amount of $2,000 per person per year.

Committees of the Board of Directors and Meetings

        Our board of directors held four regular meetings and five special meetings during 2004. Each incumbent member of the board of directors who was a director during 2004 attended, during their term of office, at least 75% of the total number of meetings of the board of directors. As a general matter, board members are expected to attend our annual stockholders meetings. At our 2004 meeting, all members of the board of directors and nominees for election to the board were present. Our non-management directors meet regularly in executive sessions without any management directors present. From January 1, 2003 through September 9, 2004, Mr. Killian presided as lead director at each executive session of our non-management directors. On January 6, 2005, Ms. O'Hara was appointed lead director. Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee of the board of directors is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties and any expenses in connection with such advice or assistance will be borne by the company.

        The current audit committee members are Mr. Jacobs (Chairman), Mr. Burdett, Mr. King and Ms. O'Hara. The Audit Committee is appointed by the board to be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the company and to assist the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the company's internal audit function and independent auditors. These functions are described more fully under "Report of the Audit Committee". Our board of directors has determined that Mr. Jacobs, Chairman of the audit committee, is a "financial expert" as defined in the Securities Exchange Act of 1934. During 2004, there were eight meetings of the audit committee. Each member of the audit committee attended at least 75% of such meetings.

        The current compensation committee members are Ms. O'Hara (Chairwoman), Mr. Burdett, Mr. Jacobs, and Mr. Steck. The compensation committee is appointed by the board to discharge the board's responsibilities relating to compensation of the company's directors and executive officers. The compensation committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the company. During 2004, there were two meetings of the compensation committee. All committee members were in attendance at such meetings, except Mr. Wolfson, who did not attend one meeting.

        The current nominating and corporate governance committee members are Mr. King (Chairman), Mr. Burdett, Mr. Jacobs, Ms. O'Hara and Mr. Steck. The nominating and corporate governance committee is appointed by the board (1) to identify individuals qualified to become board members, and to select, or to recommend that the board select, the director nominees for the next annual meeting of stockholders; (2) to develop and recommend to the board the corporate governance guidelines applicable to the company; (3) to oversee a review by the board of its performance and the performance of its committees; and (4) to recommend to the board director nominees for each committee, including the nominating and corporate governance committee.

        The nominating and corporate governance committee will consider nominees recommended by stockholders. In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. Stockholders who wish to submit nominees for director consideration by the nominating and corporate governance committee may do so by submitting such nominees' names in writing, in compliance with the procedures and along with the other information required by our by-laws, to the Secretary of ITG at 380 Madison Avenue, 4th Floor, New York, New York 10017. During 2004, there were two meetings of the nominating and corporate governance committee. All committee members were in attendance at such meetings.

Code of Ethics

        Our board of directors has adopted a Code of Business Conduct and Ethics governing the conduct of our directors, officers and employees, including our chief executive officer, chief financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is available on our website at http://www.itginc.com/investor/governance. We intend to disclose future amendments to, or waivers from, the Code of Business Conduct and Ethics on our website within two business days following the date of any such amendment or waiver.

Executive Compensation

  Summary Compensation Table

        The following table sets forth, for the years indicated, each component of compensation paid or awarded to, or earned by, our current chief executive officer and former chief executive officer during 2004, and the four other most highly compensated executive officers serving as of December 31, 2004 (collectively, the "Named Executive Officers").

Annual Compensation(1)
Name and Principal Position				Other Annual Compensation(2)		Securities Underlying Options		All Other Compensation(3)
	Year	Salary	Bonus
Raymond L. Killian, Jr. Chairman, President and Chief Executive Officer	2004 2003 2002	$675,000 600,000 250,004	$287,098 — 750,000	$15,420 — —		— — —		$62,293 14,000 17,183	(4) (4)
Robert J. Russel Former President and Chief Executive Officer(5)	2004 2003 2002	415,000 540,000 437,500	213,653 578,886 766,899	26,319 50,320 29,371	(6) (6)	85,000 120,000 200,000	(7) (7) (8)	2,086,868 17,415 17,182	(9)
Ian Domowitz Managing Director	2004 2003 2002	400,000 266,667 200,000	429,415 543,333 525,000	35,764 28,687 15,450		50,000 68,000 —		14,350 14,000 28,334	(10)
Kenneth C. Hight Managing Director and Chief Executive Officer ITG Canada	2004 2003 2002	153,911 143,144 127,413	745,142 694,347 480,127	— — —		43,500 24,000 —		3,173 3,384 3,586
Anthony J. Huck Managing Director	2004 2003 2002	500,000 450,000 362,500	395,297 497,616 944,842	39,617 37,940 32,461		50,000 70,000 100,000		14,350 14,000 13,334
Howard C. Naphtali Managing Director and Chief Financial Officer	2004 2003 2002	500,000 450,000 375,000	329,415 413,847 635,285	40,264 36,923 25,725		50,000 75,000 100,000		14,350 14,000 13,334

(1)
The amounts shown include cash compensation earned by the Named Executive Officers as well as amounts earned but deferred mandatorily.

(2)
For 2002, and the first quarter of 2003, a portion of the compensation of each of the Named Executive Officers who are employed in the U.S. was mandatorily deferred and each such Named Executive Officer was granted units representing our common stock with a fair market value equal to 115% of such deferred amount under the Stock Unit Award Program. The following portions of their total cash compensation were deferred: 5% of the first $100,000, 10% of the next $100,000, 15% of the next $400,000, and 20% of total cash compensation in excess of $600,000. The amounts in the table represent the value of the 15% of additional units granted pursuant to the mandatory deferral described in the preceding sentence. All units are settled by issuance of the underlying common stock three years from the date of grant.

For the remaining quarters of 2003 and 2004, our Stock Unit Award Program was amended as follows: each Named Executive Officer in the U.S. was granted units representing our common stock with a fair market value of 130% of the deferred amount. The following portions of their total cash compensation were deferred: 15% of total cash compensation between $200,000 and $300,000, and 20% of total cash compensation over $300,000. In addition, Mr. Naphtali made a one-time election to continue deferring 5% of his first $100,000 and 10% of his next $100,000 of compensation. The units representing 100% of the total compensation deferred are at all times fully vested and non-forfeitable; however the units are restricted to settlement to common shares half of which are to be distributed on the third anniversary of the deferral and the remaining half on the sixth anniversary of deferral. The match representing 30% of deferred compensation vests 50% on the third anniversary of the match and the remaining 50% at the end of the sixth year of the match, provided the Named Executive Officer has been continuously employed by ITG through such time. The amounts in the table represent the value of the 30% of additional units granted pursuant to the mandatory deferral described in the preceding sentence. Mr. Hight does not participate in the Stock Unit Award Program.

The number of unvested stock units and the value of such units in respect of the 30% match on deferred compensation held by each Named Executive Officer at December 31, 2004 is as follows:

Name	Number of Stock Units	Value at December 31, 2004
Mr. Killian	778	$15,560
Mr. Russel	4,323	86,460
Mr. Domowitz	3,761	75,220
Mr. Hight	—	—
Mr. Huck	4,400	88,000
Mr. Naphtali	4,416	88,320
(3)
The total amounts shown in the "All Other Compensation" column consist of the following:

(a)
In 2004, 2003 and 2002, a matching contribution of $8,200, $8,000 and $7,334, respectively, under our Retirement Savings Plan and a contribution of $6,150, $6,000 and $6,000, respectively, under our Money Purchase Pension Plan for our U.S. employees. Our Retirement Savings Plan, a 401(k) plan, and our Money Purchase Pension Plan, a 401(a) plan, are components of our Retirement Savings Program. Under our Retirement Savings Plan, we match 66 2/3% of all employee contributions up to a maximum of 6% of the employee's eligible compensation per year, subject to IRS compensation limitations. Under our Money Purchase Pension Plan, we contribute 3% of each employee's salary up to the IRS limit ($205,000 in 2004). Mr. Hight does not participate in these plans.

(b)
In 2004, 2003 and 2002, the amount of a 15% discount on shares of ITG common stock purchased by our Employee Stock Purchase Plan (the "ITG ESPP") for each Named Executive Officer's account with compensation the Named Executive Officer has elected to invest in the ITG ESPP, as follows: Mr. Killian: $0, $0 and $3,849; Mr. Russel: $3,173, $3,415 and $3,848; Mr. Domowitz: $0, $0 and $0, Mr. Hight: $3,173, $3,384 and $3,586; Mr. Huck: $0, $0 and $0; and Mr. Naphtali: $0, $0 and $0.

(4)
Since September 2004 pursuant to Mr. Killian's employment agreement with ITG, ITG paid rent of $29,660 for Mr. Killian's apartment in New York City. ITG has also paid $18,000 in real estate commissions and telephone expenses of $283, each related to the rental of his apartment in New York City.

(5)
Mr. Russel ceased his employment with ITG on September 9, 2004 and entered into a separation agreement with the company effective December 8, 2004.

(6)
Pursuant to the separation agreement 1,912 and 2,410 previously unvested matching stock units granted in 2004 and 2003, respectively, were vested on December 8, 2004, at a value of $26,319 and $43,600 and will be issued to Mr. Russel in accordance with the other terms of our Stock Unit Award Program.

(7)
Also in connection with Mr. Russel's resignation, 60,000 of the 120,000 performance-based options granted to him in May 2003 became fully vested on December 8, 2004 and will remain exercisable until December 31, 2007; the remaining 60,000 of such performance-based options granted to Mr. Russel were forfeited upon his resignation. Similarly, 42,500 of the 85,000 performance-based options granted to Mr. Russel in May 2004 became fully vested on December 8, 2004 and will remain exercisable until December 31, 2008; the remaining 42,500 of such performance-based options were forfeited.

(8)
Under the separation agreement, 133,333 of the 200,000 stock options granted to Mr. Russel in 2002 that were not already vested and exercisable on September 9, 2004 became vested and exercisable on December 8, 2004 and remained exercisable through February 5, 2005. The 67,667 stock options granted in 2002 that were already vested as of September 9, 2004 remained exercisable until February 5, 2005. Mr. Russel did not exercise any options between December 8, 2004 and February 8, 2005; therefore all 200,000 options were forfeited.

(9)
Pursuant to the separation agreement, we agreed to make a severance payment to Mr. Russel of $1,200,000 and a payment of $200,000 in satisfaction of all remaining 2004 bonus payments, over twelve (12) months ending in December 2005. During this same period, Mr. Russel is eligible to continue participating in our healthcare and insurance programs at a cost of $4,280 to the company if he remains eligible throughout the 12-month period. In addition, the company expensed $665,065 related to the accelerated vesting of Mr. Russel's stock options on December 8, 2004 in accordance with the separation agreement. As of December 31, 2004, $185,000 of the payments described above had been paid to Mr. Russel.

(10)
In 2002, Mr. Domowitz was paid $15,000 for housing and related expenses in conjunction with his relocation to join the company.

  Option Grants in Last Fiscal Year

        During 2004, the following performance based option grants were made to the Named Executive Officers.

Name	Number of Securities Underling Options/SARs Granted(#)(1)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price($/Sh)	Expiration date	Grant date present value(3)
Raymond L. Killian, Jr.	—	0%	—	—	—
Robert J. Russel(2).	85,000	8.9%	$12.50	5/21/2009	$377,400
Ian Domowitz	50,000	5.3%	12.50	5/21/2009	222,000
Kenneth C. Hight	29,000	3.0%	12.50	5/21/2009	128,760
Kenneth C. Hight	8,500	0.9%	13.30	8/20/2009	40,120
Kenneth C. Hight	6,000	0.6%	16.88	12/15/2009	35,940
Anthony J. Huck	50,000	5.3%	12.50	5/21/2009	222,000
Howard C. Naphtali	50,000	5.3%	12.50	5/21/2009	222,000

(1)
Beginning in May 2003, all option awards granted to ITG employees have been performance based stock options, which vest, in whole or in part, only if our three-year cumulative pre-tax income, as adjusted by the compensation committee for certain non-recurring items, meets or exceeds certain performance targets. The vesting thresholds for options granted in 2004 are based on 2004-2006 performance targets.

(2)
In connection with Mr. Russel's resignation, 42,500 of the 85,000 performance-based options granted to Mr. Russel in May 2004 became fully vested on December 8, 2004 and the expiration date was changed to December 31, 2008; the remaining 42,500 of such performance-based options were forfeited.

(3)
The grant date present value is estimated using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield 0.0%; risk-free rate of return 3.2%; expected volatility 47%; time to exercise 4.0 years.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table provides information on option exercises during 2004 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2004.

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at 12/31/04 Exercisable/Unexercisable(#)	Value of Unexercised In-the-Money Options at 12/31/04 Exercisable/Unexercisable($)(1)
Raymond L. Killian, Jr.	—	—	113,054/0	$15,218/$0
Robert J. Russel	—	—	342,065/0	961,574/0
Ian Domowitz	—	—	47,500/118,000	0/616,880
Kenneth C. Hight	—	—	60,000/67,500	0/465,010
Anthony J. Huck	—	—	61,832/186,677	21,318/876,200
Howard C. Naphtali	—	—	182,989/191,667	51,169/912,000

(1)
At December 31, 2004, the closing bid price per share of our common stock on the NYSE was $20.00, which was the price used to determine the year-end value.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the compensation committee on executive compensation and the performance graph included herein shall not be incorporated by reference into any such filings.

  Introduction

        The compensation committee of the board of directors is responsible for developing and implementing compensation policies, plans and programs for our executive officers to enhance our profitability, and thus stockholder value, by providing for competitive levels of compensation, rewarding performance that enhances profitability and encouraging long-term service. Each of the compensation committee's members is a person who is not a current or former employee of our company and has been determined to be independent by our board of directors. Ms. O'Hara became chairwoman of the compensation committee in February 2005. Mr. Wolfson served as chairman of the compensation committee from May 2004 to January 2005.

        The principal components of ongoing compensation of executive officers are salary, an annual bonus tied to performance and stock option awards providing incentives and rewards for long-term service and performance. The compensation committee's functions include reviewing salary levels for executive officers on an annual basis, establishing and determining the level of performance targets upon which payment of annual bonuses is conditioned and other terms of such annual bonuses, granting stock options and otherwise administering our Amended and Restated 1994 Stock Option and Long-Term Incentive Plan (the "1994 Option Plan"). Beginning with option awards made in May of 2003, stock options awards for all company employees, including our senior executives and Chief Executive Officer, have been performance based option awards. These option awards vest, in whole or in part, three years after their grant date, only if cumulative three year pre-tax income of the company, as adjusted by the compensation committee for certain non-recurring items, meets or exceeds certain thresholds and the grantee has been continuously employed by the company through such date. The compensation committee believes that structuring stock options with a performance-vesting mechanic, measured only after three years of continuous service, further aligns long-term shareholder interests with the company's performance compensation objectives. The compensation committee acts on behalf of our company in negotiating the terms of, and makes recommendations to the board of directors regarding, the adoption of compensation and benefit plans (including amendments to existing plans) in which executive officers and directors may participate.

        All of our U.S. based senior executives and our Chief Executive Officer are required to participate in our Stock Unit Award Program. Under this program, executive officers and other key employees of our company are required to defer receipt of a portion of their total cash compensation. Participants are granted units representing our common stock with a fair market value equal to 130% of the deferred compensation. The matching units that represent the additional 30% of deferred compensation vest 50% on the third anniversary of the match and the remaining 50% vest on the sixth year anniversary of the match, provided the participant is continuously employed by ITG through such time. The value of units in excess of the value of deferred compensation is disclosed in the Summary Compensation Table under the "Other Annual Compensation" column.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally eliminates a corporation's income tax deduction in a given year for payments to certain named executive officers in excess of $1.0 million each, unless such payments result from "qualified performance-based compensation". Considering the current structure of executive officer compensation, the availability of deferral opportunities and 2004 compensation levels, the compensation committee believes we will not be denied any significant income tax deductions for 2004. The compensation committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

  Compensation of the Chief Executive Officer

        Mr. Russel served as a member of our board of directors and as President and Chief Executive Officer from January 1, 2004 to September 9, 2004. Mr. Killian served as our Chairman of the board of directors throughout 2004 and became our President and Chief Executive Officer on September 10, 2004. The compensation committee determined the base annual salary level, the annual bonus level and other compensation terms specified below for Mr. Russel and Mr. Killian.

  Robert J. Russel—2004 Compensation and Severance Arrangements

        Mr. Russel's 2004 compensation package was set as base cash compensation of $600,000 per annum (of which $415,000 was paid in 2004), and an incentive bonus equal to a percentage of ITG's pre-tax income. In 2004, Mr. Russel was also granted 85,000 performance-based stock options that by their original terms vest (in whole or in part) only if our three-year cumulative pre-tax income from 2004-2006 meets or exceeds certain performance targets. The division of Mr. Russel's 2004 compensation among base salary, a performance-based bonus and performance-based stock option grants was intended to provide total cash compensation and long-term incentive compensation to a degree similar to comparable companies reviewed by the compensation committee in 2004.

        Mr. Russel resigned from ITG on September 9, 2004. In connection with his resignation, we entered into a separation agreement with Mr. Russel pursuant to which we agreed to make a severance payment to Mr. Russel of $1,200,000 and a payment in satisfaction of all remaining 2004 bonus payments of $200,000, each to be paid over a twelve (12) month period ending December 2005. In exchange, Mr. Russel provided a release of claims against our subsidiaries, our affiliates and us and agreed to certain non-competition and non-solicitation restrictions that extend until September 9, 2005. Normal payroll and other tax deductions are taken from each payment. During this twelve (12) month period, Mr. Russel is eligible to continue participating in our health insurance program on the same terms as our current senior executives; provided however, that this eligibility will cease if he commences full-time employment. In addition, Mr. Russel was eligible to participate in and receive reimbursements under our Healthcare Flexible Spending Account Plan for qualified medical expenses incurred on or prior to December 31, 2004.

        On September 9, 2004, Mr. Russel owned the following ITG stock options:

Grant Date	Number of Options	Options Vested as of September 9, 2004	Options Forfeited on February 5, 2005	Strike Price	Expiration Date
November 3, 1997(1)	24,565	24,565	—	$11.32	November 2, 2007
December 31, 2001(1)	15,000	15,000	15,000	38.82	December 31, 2006
July 1, 2002(2)	200,000	66,667	200,000	31.24	July 1, 2007
May 29, 2003(3)	120,000	—	60,000	12.84	December 31, 2007
May 21, 2004(4)	85,000	—	42,500	12.50	December 31, 2008

(1)
Options vest in equal one third tranches on the first, second and third anniversary of grant.

(2)
Options vest in equal one third tranches on the second, third and fourth anniversary of grant.

(3)
Performance vesting options, which vest, in whole or in part based on three year pre-tax income of the company from 2003-2005.

(4)
Performance vesting options, which vest, in whole or in part based on three year pre-tax income of the company from 2004-2006.

        Under the separation agreement, Mr. Russel received certain benefits with respect to stock options previously awarded to him as follows: Stock options granted Mr. Russel on December 31, 2001 and July 1, 2002 that were not already vested and exercisable on September 9, 2004 became vested and exercisable on December 8, 2004 and remained exercisable through February 5, 2005, after which all unexercised options were forfeited. Stock options granted to Mr. Russel on December 31, 2001 and July 1, 2002 that were already vested as of September 9, 2004 remained exercisable until February 5, 2005, after which all unexercised options were forfeited. Mr. Russel did not exercise any options between December 8, 2004 and February 8, 2005; therefore they were all forfeited. The 24,565 options granted to Mr. Russel on November 3, 1997 were already vested as of September 9, 2004 and we have extended the expiration date of these options until November 2, 2007. In addition, 60,000 of the 120,000 performance-based options granted to Mr. Russel in May 2003 became fully vested on December 8, 2004 and we have extended the expiration date of these options until December 31, 2007; the remaining 60,000 of such performance-based options granted to Mr. Russel in 2003 were forfeited upon his resignation. Similarly, 42,500 of the 85,000 performance-based options granted to Mr. Russel in May 2004 became fully vested on December 8, 2004 and we have extended the expiration date of these options until December 31, 2008; the remaining 42,500 of such performance-based options were forfeited.

        Also pursuant to the separation agreement, 4,323 previously unvested stock units granted to Mr. Russel under the 1998 Amended and Restated Stock Unit Award Program were vested on December 8, 2004 and shares subject to these units will be issued to Mr. Russel in accordance with the terms of the Stock Unit Award Program.

  Raymond L. Killian, Jr.—2004 Compensation and Employment Agreement

        Effective September 10, 2004, Mr. Killian entered into an employment agreement with the company to serve as President and Chief Executive Officer through December 31, 2006. This agreement provides for an initial base salary of $900,000 per year, an annual bonus of 0.7% of our pre-tax income and an annual performance bonus of up to an incremental 1.0% of our pre-tax income contingent upon our achieving certain threshold levels of pre-tax income. Pre-tax income in all cases will be adjusted for certain non-recurring events and approved by the compensation committee. In 2004, Mr. Killian received a bonus of 1.7% of our adjusted pre-tax income for the fourth quarter of 2004.

        In the event of a change of control prior to the termination of Mr. Killian's employment agreement on December 31, 2006, Mr. Killian would receive a cash payment equal to his base salary payable through the end of the contract. Mr. Killian would also receive his guaranteed bonus of 0.7% of ITG's pre-tax income as well as the discretionary bonus of 1.0% of ITG's pre-tax income for the remaining term of his contract. The combined 1.7% will be calculated on the pre-tax income of ITG for the twelve months prior to a change of control, and will be multiplied by the years remaining in his contract, minus any bonus payments already paid to Mr. Killian with respect to the twelve-month period. For example, the contract payment will be 2.0 times 1.7% of ITG's pre-tax income for the prior twelve months if a change of control occurs between January 1, 2005 and December 31, 2005; and the payment will be 1.0 times 1.7% of ITG's pre-tax income for the prior 12 full calendar months if a change of control occurs between January 1, 2006 and December 31, 2006.

        Mr. Killian will be entitled to customary benefits during the term of his employment as are provided generally to other senior executives of the company. In addition, Mr. Killian and his spouse will also be entitled to medical benefits for the remainder of their lives. We have been providing an apartment in New York City for Mr. Killian's use during the term of his employment, at a cost of $10,000 per month plus utilities, telephone and other related expenses, which in no case may exceed $11,500 per month.

        Mr. Killian has agreed to certain non-competition and non-solicitation provisions for one year following the termination of his employment agreement. The division of Mr. Killian's compensation between base salary, cash bonus and performance based bonus was intended to provide cash compensation and performance based bonuses commensurate with Mr. Killian's level of experience and to a degree similar to comparable companies reviewed in connection with establishing Mr. Killian's compensation in 2004. In addition, the compensation committee also considered Mr. Killian's substantial equity ownership in the company in considering whether to include additional equity based compensation in Mr. Killian's compensation package.

        In July of 2002 and in connection with Mr. Killian's previous retirement as Chief Executive Officer of the company, we executed an employment agreement with Mr. Killian for the period of January 1, 2003 through December 31, 2006. This agreement was terminated upon Mr. Killian's becoming President and Chief Executive Officer on September 10, 2004. Under the terms of the agreement, Mr. Killian acted as an advisor to the company and to the chief executive officer and devoted approximately one week per month to those duties. Mr. Killian was paid $600,000 per annum and was entitled to the same benefits generally made available to senior executives of the company. In addition, the agreement provided that Mr. Killian and his spouse were entitled to medical benefits for the remainder of their lives on terms substantially similar to those made available to senior executives of ITG. Mr. Killian was paid $415,000 pursuant to this agreement in 2004.

  Compensation of Other Executive Officers

        Our compensation program for other executive officers is reviewed annually to provide amounts generally consistent with the range paid by companies in similar industries, but without pegging such amounts to a specific percentile. The targeted annual bonuses for 2004 were intended to provide a significant amount of each executive officer's total annual cash compensation at the target level of performance. This was intended to provide a strong link between pay and performance.

        The annual bonuses payable to our U.S. based Named Executive Officers include a discretionary bonus and a bonus based on a percentage of ITG's pre-tax income (net of non-recurring items). The annual bonus for Mr. Hight, Chief Executive Officer of ITG Canada, is based on a percentage of ITG Canada's revenues. The annual bonuses payable to our other executive officers were payable out of a "bonus pool" the amount of which was determined based upon pre-tax income (net of non-recurring items) and which also includes a discretionary component. Such executives' bonuses are discretionary bonus payments targeted to an allocation that is determined annually with respect to the bonus pool.

        The Committee authorized the grant of 289,000 options during 2004 to the other executive officers. All such option awards were performance-based stock options which vest (in whole or in part) only if our three-year cumulative pre-tax income from 2004-2006 meets or exceeds certain performance targets. All U.S. based executive officers are required to participate in our Stock Unit Award Program.

Compensation Committee
Maureen O'Hara, Chairwoman
J. William Burdett
William I Jacobs
Brian J. Steck

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the total cumulative stockholder return on our common stock against the cumulative total return of the Russell 2000 index and the mean of the Nasdaq Other Finance Index and the AMEX Securities Broker/Dealer Index, for the five-year period ended December 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In July 2002 and in connection with Raymond L. Killian Jr.'s previous retirement as chief executive officer of the company, we executed an employment agreement with Mr. Killian for the period of January 1, 2003 through December 31, 2006. Under the terms of this agreement, Mr. Killian acted as an advisor to the company and to the chief executive officer and devoted approximately one week per month to those duties. Mr. Killian was paid $600,000 per annum and was entitled to the same benefits generally made available to senior executives of the company. In addition, the agreement provided that Mr. Killian and his spouse would be entitled to medical benefits substantially similar to those made available to senior executives of ITG for the remainder of their lives. Under this agreement Mr. Killian received $415,000 in 2004. This agreement was terminated in connection with Mr. Killian becoming President and Chief Executive Officer of the company on September 10, 2004.

        Mr. Killian's son, Michael G. Killian, is a sales trader in our Boston regional office. Michael Killian's annual compensation in 2004 was $135,000 and his target compensation for 2005 is $145,000.

        In May 2004, the Company retained Mr. Killian's son, Steven Killian, as an independent consultant to assist in developing new strategies for our execution products. Steven Killian has extensive experience in portfolio management and quantitative execution strategies. In 2004, we incurred charges of $114,188 for such services. Through the end of February 2005, Steven Killian has been paid $33,375 for services rendered in 2005. We anticipate Steven Killian's compensation under this consulting arrangement will exceed $60,000 for year 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

        The following table sets forth certain information, as of March 1, 2005, regarding beneficial ownership of our common stock by (1) each director, (2) each Named Executive Officer, (3) all directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. Information regarding stockholders other than directors, executive officers and employee benefit plans is based upon information contained in Schedules 13D or 13G filed with the SEC. For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days after such date, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

Directors	Shares of ITG Common Stock Beneficially Owned		Percentage of ITG Common Stock Beneficially Owned
Raymond L. Killian, Jr.	798,814	(1)	1.9%
J. William Burdett	44,752	(1)	*
William I Jacobs	84,366	(1)	*
Timothy L. Jones	—		*
Robert L. King	63,277	(1)	*
Maureen O'Hara	29,611	(1)	*
Brian J. Steck	—		*
Other Named Executive Officers
Robert J. Russel	202,219	(1)	*
Ian Domowitz	70,082	(1)	*
Kenneth C. Hight	76,180	(1)	*
Anthony J. Huck	101,099	(1)	*
Howard C. Naphtali	251,148	(1)	*
			*
All directors and executive officers as a group (16 persons)	1,905,093		4.5%
5% stockholders
Sterling Capital Management LLC(6)	3,710,050	(2)	8.8%
Wellington Management Company, LLP(7)	3,392,300	(3)	8.1%
Wachovia Corporation(8)	2,382,623	(4)	5.7%
Barclays Global Investors NA and affiliates(9)	2,254,464	(5)	5.4%

*
Less than 1%.

(1)
Beneficial ownership includes stock options that are exercisable at March 1, 2005, or within 60 days thereafter, as follows: Mr. Killian: 88,106; Mr. Burdett: 32,752; Mr. Jacobs: 20,470; Mr. Jones: 0; Mr. King: 20,470; Ms. O'Hara: 26,611; Mr. Steck: 0; Mr. Russel: 127,065; Mr. Domowitz: 47,500; Mr. Hight: 60,000; Mr. Huck 61,832; Mr. Naphtali: 182,989; and all directors and executive officers as a group: 768,834.

(2)
This information is as of December 31, 2004 and was derived from a Schedule 13G filed on January 6, 2005 by Sterling Capital Management LLC, an investment adviser registered under Section 8 of the Investment Company Act of 1940, on behalf of itself and the following persons: Sterling MGT, Inc., the Managing Member of Sterling Capital Management LLC and Eduardo A. Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Marc Whalen, each of whom is a controlling shareholder of Sterling MGT, Inc. and a control person under 17 C.F.R. 240.13d-1(b)(1)(ii)(G). Each of these persons has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares of our common stock. Sterling Capital Management LLC and each of these persons has shared power to dispose of, or direct the disposition of 3,710,050 shares of our common stock.

(3)
This information is as of December 31, 2004 and was derived from a Schedule 13G filed on February 14, 2005 by Wellington Management Company, LLP in its capacity as investment adviser with respect to shares of our common stock owned of record by Wellington's clients. Wellington's clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares of our common stock. Wellington shares the power to vote or to direct the vote with respect to 1,907,250 shares of our common stock and shares the power to dispose of, or direct the disposition of 3,392,300 shares of our common stock.

(4)
This information is as of December 31, 2004 and was derived from a Schedule 13G filed on February 14, 2005 by Wachovia Corporation in its capacity as the parent corporation of the following subsidiaries: Evergreen Investment Management Company, Wachovia Securities Financial Network, LLC and Wachovia Securities, LLC, each of which is investment advisor under the Investment Company Act of 1940, and Wachovia Banks, N.A., which holds our common stock in a fiduciary capacity for its customers. Wachovia has the sole power to vote or to direct the vote with respect to 2,377,500 shares of our common stock and the sole power to dispose of, or direct the disposition of 2,375,813 shares of our common stock. Wachovia Corporation has shared power to vote or to direct the vote of 1045 shares of our common stock.

(5)
This information is as of December 31, 2004 and was derived from a Schedule 13G filed on February 14, 2005 by each of Barclays Global Investors, N.A. ("BGI"), Barclays Global Fund Advisors ("BGFA") and Palomino Limited, together the Barclays Group, each filing in its capacity as investment adviser with respect to shares of our common stock owned of record by its clients. The Barclays Group's clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares of our common stock. BGI has the sole power to vote or to direct the vote with respect to 883,325 shares of our common stock and the sole power to dispose of or direct the disposition with respect to shares of our common stock. BGFA has the sole power to vote or to direct the vote with respect to 1,115,580 shares of our common stock and the sole power to dispose of or direct the disposition with respect to 1,115,580 shares of our common stock. Palomino has the sole power to vote or to direct the vote with respect to 51,300 shares of our common stock and the sole power to dispose of or direct the disposition with respect to 51,300 shares of our common stock. The Barclays Group has the sole power to vote or to direct the vote with respect to 2,050,205 shares of our common stock and the sole power to dispose of, or direct the disposition of 2,254,464 shares of our common stock in the aggregate.

(6)
The address of Sterling Capital Management LLC is 4604 Colony Road, Suite 300, Charlotte, North Carolina 28211.

(7)
The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(8)
The address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0013.

(9)
The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The address of Palomino Limited is Walker House Mary Street, P.O. Box 908 GT, George Town, Grand Cayman.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2004 with respect to the shares of common stock that may be issued to our employees and directors under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(b) (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(a)	4,223,077	23.44	3,216,862
Equity compensation plans not approved by security holders	—	—	—

Total	4,223,077	$23.44	3,216,862

(a)
Consists of the Amended and Restated 1994 Stock Option and Long-term Incentive Plan, the Non-Employee Directors' Stock Option Plan, the Directors' Retainer Fee Subplan, the 1998 Amended and Restated Stock Unit Award Program and the ITG ESPP.

(b)
Shares remaining available for future issuance under the various plans include (i) 2,713,765 securities to be issued pursuant to the Amended and Restated 1994 Stock Option and Long-term Incentive Plan, the 1998 Amended and Restated Stock Unit Award Program, and the Directors' Retainer Fee Subplan, (ii) 157,082 securities to be issued pursuant to the Non-Employee Directors' Stock Option Plan and (iii) 346,015 securities to be issued pursuant to the ITG ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our company. Directors, executive officers and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. During 2004, David Meitz filed one statement of beneficial ownership late. Based on a review of the copies of the forms furnished to us and written representations from our executive officers and directors, all other such persons subject to the reporting requirements of Section 16(a) filed the required reports with respect to 2004 on a timely basis.

NYSE CORPORATE GOVERNANCE CERTIFICATION COMPLIANCE

        As of May 2004, the NYSE requires all chief executive officers of NYSE listed companies to certify to the NYSE each year that they are not aware of any violation by their company of NYSE corporate governance listing standards, qualifying the certification to the extent necessary. In May 2004, Mr. Russel made an unqualified certification to the NYSE on behalf of ITG.

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the audit committee included herein shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

        The audit committee of ITG's board of directors is composed of four non-employee directors. The board of directors determined during 2004 that each of those directors satisfied independence requirements, financial literacy and other criteria established by NYSE listing standards. Our audit committee charter is available on our website at http://itginc.com/investor/governance. This charter complies with additional requirements imposed upon audit committees under the Sarbanes-Oxley Act and under the NYSE listing standards.

        The audit committee is directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the company and to assist the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the company's internal audit function and independent auditors. Management has the primary responsibility for ITG's consolidated financial statements and the reporting process, including the internal control systems. ITG's independent auditors are responsible for auditing the consolidated financial statements and expressing an opinion on the conformity of those consolidated audited financial statements with accounting principles generally accepted in the United States of America.

        KPMG LLP ("KPMG") served as ITG's independent auditor for 2004, and the audit committee has recommended that KPMG be elected in that capacity for 2005. See "Ratification of Selection of Independent Auditors".

        The audit committee has considered whether the provision of certain limited non-audit functions provided by KPMG is compatible with maintaining KPMG's independence and concluded that performing such functions does not affect KPMG's independence in performing its function as auditor of ITG. It is the audit committee's policy for the full audit committee to review, in advance, the proposed provision of non-audit services by KPMG.

        The audit committee has reviewed and discussed with management ITG's audited consolidated financial statements for the year ended December 31, 2004. It has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence. As the result of such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in ITG's Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee

William I Jacobs, Chairman
J. William Burdett
Robert L. King
Maureen O'Hara

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        KPMG was our independent auditor for the years ended December 31, 2004 and 2003. On March 10, 2005, KPMG was appointed by the audit committee to serve as our independent auditor for 2005.

        The ratification of the appointment of KPMG is being submitted to the stockholders at the annual meeting. If such appointment is not ratified, the board of directors will consider the appointment of other accountants.

        The board of directors unanimously recommends a vote "FOR" the ratification of the appointment of KPMG as our independent auditor for the 2005 fiscal year.

        A representative of KPMG, the independent auditor who audited our consolidated financial statements for 2004, is expected to be present at the meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

Fees to our Independent Auditor

        The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for audit related services, tax services and all other services rendered by KPMG for such periods.

	2004	2003
	(in thousands)	(in thousands)
Audit fees(1)	1,220	505
Audit-related fees(2)	—	7
Tax fees(3)	244	288
All other fees	—	—
Total	1,464	800

(1)
The aggregate fees incurred include amounts for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and amounts for the audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, including in each case services related thereto such as statutory audits, consents, and assistance with and review of documents filed with the SEC and other regulatory bodies.

(2)
Includes assurance and related services that are reasonably related to the performance of the audit of our financial statements.

(3)
The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax and transfer pricing consulting services.

Pre-approval of Services by the External Auditor

        The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our external auditor. The audit committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The audit committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

        Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, to the audit committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The audit committee will regularly review summary reports detailing all services being provided to ITG by its external auditor.

CONTACTING THE BOARD OF DIRECTORS

        You may communicate with our board of directors, including our non-management directors and the chairman of the audit committee, by sending a letter to the ITG Board of Directors, P.O. Box 3254, Grand Central Station, New York, New York 10163, or by calling 1-866-869-8227. Any complaints or concerns relating to ITG's accounting, internal accounting controls or auditing matters will be referred to the chairman of the audit committee. Other concerns will be referred to the lead director of the board with a copy to the chairman of the nominating and corporate governance committee. Any complaints or concerns may be reported anonymously or confidentially. ITG strictly prohibits any retaliation for reporting a possible violation of law, ethics, or firm policy regardless of whom the report concerns.

WHERE YOU CAN FIND MORE INFORMATION

        As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials of our company at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and on our website at http://www.itginc.com/investor.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2004 (SEC file number 333-78309). We also incorporate by reference the information contained in all other documents that we file with the SEC after the date of this proxy statement and before the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        If you are one of our stockholders and would like to receive a copy of any document referred to in this proxy statement, you should call or write to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Investor Relations (telephone: (212) 588-4000). In order to ensure timely delivery of the documents prior to the annual meeting, you should make any such request not later than May 3, 2005.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 15, 2005. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to stockholders shall not mean otherwise.

OTHER MATTERS; STOCKHOLDER PROPOSALS
FOR THE 2006 ANNUAL MEETING OF ITG

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the annual meeting, other than as described in this proxy statement. If any other matters shall properly come before the annual meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our board of directors and management.

        Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2006 Annual Meeting must submit their proposals to our Secretary on or before December 21, 2005. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        In accordance with our by-laws, in order to be properly brought before the 2006 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present must be delivered to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York, 10017, Attention: Secretary, not less than 60 nor more than 90 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than February 10, 2006 and no later than March 12, 2006.

By Order of the Board of Directors, P. Mats Goebels Secretary

PROXY

INVESTMENT TECHNOLOGY GROUP, INC.

Dear Stockholder,

        Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        You may vote in any one of the following three ways:

  •
  Vote by mail. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

  •
  Vote by phone. Call toll-free 1-877-779-8683, 24 hours a day, 7 days a week from the U.S.

  •
  Vote by Internet. Access the web site at http://www.eproxyvote.com/itg, 24 hours a day, 7 days a week.

        If you vote by phone or using the Internet, please have your social security number and this proxy card available. A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned this proxy card.

        Your vote must be received prior to the Annual Meeting of Stockholders, May 10, 2005. However, if this proxy relates to shares held by you in the Investment Technology Group, Inc. Employee Stock Ownership Plan, your vote must be received by May 6, 2005 to enable the trustee of the plan to vote in the manner directed by you. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

        Thank you in advance for your prompt consideration of these matters.

Sincerely,

P. Mats Goebels
Secretary

DETACH HERE

PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 10, 2004

This proxy is solicited by the Board of Directors of the Company. The undersigned hereby appoints Raymond L. Killian, Jr., Howard C. Naphtali and P. Mats Goebels, and each them, as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on March 11, 2005, or which the undersigned would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on May 10, 2005, and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

If this Proxy relates to shares held for the undersigned in the Investment Technology Group, Inc. Employee Stock Ownership Play, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Investment Technology Group, Inc.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8078
EDISON, NJ 08818-9350

Your vote is important. Please vote immediately.

Vote-by-Internet		OR	Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/itg		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	2609

1. Election of Directors. (please see reverse)					Nominees 01. J. William Burdett 02. William I Jacobs	2.	Ratification of the appointment of KPMG LLP as the independent auditors for the 2005 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR ALL NOMINEES	FOR ☐	WITHHELD ☐	WITHHELD FROM ALL NOMINEES	03. Timothy L. Jones 04. Raymond L. Killian, Jr. 05. Robert L. King 06. Maureen O'Hara 07. Brian J. Steck
☐
	For all nominees except any listed above
Please mark box at right if you plan to attend the Annual Meeting.	☐
Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐
The undersigned hereby acknowledges receipt of the Form 10-K and the Notice of Annual Meeting of Stockholders and the Proxy Statement, and hereby revokes all previously granted proxies.

Signature:	Date:	Signature:	Date:

QuickLinks

TABLE OF CONTENTS
THE ANNUAL MEETING
ELECTION OF DIRECTORS AND COMPENSATION MATTERS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
NYSE CORPORATE GOVERNANCE CERTIFICATION COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
CONTACTING THE BOARD OF DIRECTORS
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS; STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF ITG
INVESTMENT TECHNOLOGY GROUP, INC.